As filed with the Securities and Exchange Commission on November 22, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	27-0223495
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

21255 Burbank Blvd, Suite 400
Woodland Hills, California 91367
(818) 884-3737
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryant Riley
Chief Executive Officer
21255 Burbank Blvd, Suite 400
Woodland Hills, California 91367
(818) 884-3737
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Scott M. Stanton, Esq.
Sara L. Terheggen, Esq.
Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, California 92130
(858) 720-5100

Approximate date of commencement of proposed sale of the securities to the public: From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit (3)(4)	Proposed maximum aggregate offering price		Amount of registration fee
Primary Offering
Common Stock, par value $0.0001 per share				(2)(3)(4)
Preferred Stock, par value $0.0001 per share				(2)(3)(4)
Warrants				(2)(3)(4)
Debt Securities				(2)(3)(4)
Units(5)				(2)(3)(4)
Total Primary Offering				$100,000,000	$12,450.00
Secondary Offering
Common Stock, par value $0.0001 per share	365,965 (6)(7)	$17.95 (8)		$6,569,071.75	$817.85
Total Primary and Secondary Offerings			$		$13,267.85

(1)	Securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices as shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for such conversion or exchange. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(3)	Not applicable pursuant to General Instruction II.D of Form S-3.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(5)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, warrants and debt securities.

(6)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(7)	Represents (a) 74,676 shares of common stock, par value $0.0001 per share, issued pursuant to the Amended and Restated Asset Purchase and Assignment Agreement by and among the registrant, John Fichthorn and Luke Fichthorn, and John Fichthorn as representative, and dated as of April 13, 2017, to the selling stockholders named in this prospectus and (b) (i) 222,107 shares of common stock, par value of $0.0001 per share, and (ii) up to an additional 69,182 shares of common stock, par value $0.0001 per share, which may be issued upon the exercise of outstanding warrants, issued pursuant to the Merger Agreement, by and among the registrant, Foxhound Merger Sub, Inc., Wunderlich Investment Company, Inc. and Stephen Bonnema, as stockholder representative, and dated as of May 17, 2017, to the selling stockholders named in this prospectus.

(8)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share is computed based upon the average of the high and low sale prices of the registrant’s common stock par value $0.0001 per share, on November 20, 2017, as reported on the NASDAQ Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR IS IT AN INVITATION FOR OFFERS TO BUY THESE SECURITIES IN ANY STATE OR JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED NOVEMBER 22, 2017

PROSPECTUS

B. RILEY FINANCIAL, INC.

$100,000,000
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEBT SECURITIES
UNITS

365,965 SHARES
OF COMMON STOCK
OFFERED BY THE SELLING STOCKHOLDERS

This prospectus relates to a primary offering by the Company and a secondary offering by selling stockholders.

In the primary offering, we may offer and sell from time to time the above securities in one or more classes, in one or more transactions, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, preferred stock or warrants. The aggregate initial offering price of the securities that we may offer through this prospectus will be up to $100,000,000.

We will provide specific terms of any offering in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We may offer the securities independently or together in any combination for sale directly to purchasers, through one or more underwriters, dealers or agents, or through underwriting syndicates managed or co-managed by one or more underwriters, to be designated at a future date, on a continuous or delayed basis.

This prospectus also relates to the offer and resale by certain of the selling stockholders identified herein of up to (a) 74,676 shares of common stock, par value $0.0001 per share, issued pursuant to the Amended and Restated Asset Purchase and Assignment Agreement by and among us, John Fichthorn and Luke Fichthorn, and John Fichthorn as representative, and dated as of April 13, 2017 (the “Purchase Agreement”), to the selling stockholders named in this prospectus and (b) (i) 222,107 shares of common stock, par value of $0.0001 per share, and (ii) up to an additional 69,182 shares of common stock, par value $0.0001 per share, which may be issued upon the exercise of outstanding warrants, issued pursuant to the Merger Agreement, by and among us, Foxhound Merger Sub, Inc., Wunderlich Investment Company, Inc. and Stephen Bonnema, as stockholder representative, and dated as of May 17, 2017 (the “Merger Agreement”), to the selling stockholders named in this prospectus. The selling stockholders may sell the shares of common stock on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling stockholders may sell or otherwise dispose of their shares of common stock hereunder. The selling stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of this registration statement. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders however, we will receive proceeds of at least $1,210,685 if all of the warrants for which the underlying shares are being registered herein are exercised. We expect to use these proceeds for capital expenditures, working capital and other general corporate purposes.

Our common stock is traded on the NASDAQ Global Market (“NASDAQ”) under the symbol “RILY”. On November 21, 2017, the last reported sales price of our common stock as quoted on NASDAQ was $18.60 per share.

On November 20, 2017, the aggregate market value of our outstanding common stock held by non-affiliates was $244.8 million.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 2 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                                    , 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time. In addition, the selling stockholders named in this prospectus may from time to time sell up to 365,965 shares of our common stock in one or more transactions. For further information about our business and the securities, you should refer to the registration statement containing this prospectus and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports we file by the SEC. The registration statement and other reports can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement or incorporated information having a later date. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

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You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date. The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares.

As used in this prospectus, unless the context indicates or otherwise requires, “the Company,” “B. Riley,” “we,” “us” or “our” refer to the combined business of B. Riley Financial, Inc. and all of its subsidiaries.

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ABOUT B. RILEY FINANCIAL, INC.

We provide collaborative financial services and solutions through several subsidiaries, including:

●	B. Riley FBR, Inc. ("B. Riley FBR") is a mid-sized, full service investment bank providing financial advisory, corporate finance, research, securities lending, and sales & trading services to corporate, institutional and high net worth individual clients. B. Riley FBR was formed on November 1, 2017 from the merger of the broker-dealer entities of B. Riley & Co., LLC and FBR Capital Markets & Co.;

●	Wunderlich Securities, Inc. (“Wunderlich”) is a mid-sized investment bank providing financial advisory, corporate finance, research and sales & trading services to corporate, institutional and high net worth individual clients. Wunderlich also provides wealth management services to high net worth individuals and families.

●	B. Riley Capital Management, LLC, an SEC registered investment advisor, which includes:

○	B. Riley Asset Management, an advisor to certain private funds and to institutional and high net worth investors;

○	B. Riley Wealth Management (formerly MK Capital Advisors), a multi-family office practice and wealth management firm focused on the needs of ultra-high net worth individuals and families; and

○	Great American Capital Partners, LLC (“GACP”), the general partner of a private fund, GACP I, L.P. a direct lending fund that provides senior secured loans and second lien secured loan facilities to middle market public and private U.S. companies.

●	Great American Group, LLC, a leading provider of asset disposition and auction solutions to a wide range of retail and industrial clients;

●	Great American Group Advisory and Valuation Services, LLC, a leading provider of appraisal and valuation services for asset based lenders, private equity firms and corporate clients; and

We also pursue a strategy of investing in or acquiring companies which we believe have attractive investment return characteristics. On July 1, 2016, we acquired United Online, Inc. (“UOL”) as part of our principal investment strategy.

●	United Online Inc. is a communications company that offers subscription services and products, consisting of Internet access services and devices under the NetZero and Juno brands primarily sold in the United States.

We are headquartered in Los Angeles with offices in major financial markets throughout the United States and Europe.

We currently have four operating segments: (i) Capital Markets, through which we provide investment banking, corporate finance, securities lending, restructuring, research, sales and trading and wealth management services to corporate, institutional and high net worth clients; (ii) Auction and Liquidation, through which we provide auction and liquidation services to help clients dispose of assets that include multi-location retail inventory, wholesale inventory, trade fixtures, machinery and equipment, intellectual property and real property; (iii) Valuation and Appraisal, through which we provide valuation and appraisal services to clients with independent appraisals in connection with asset based loans, acquisitions, divestitures and other business needs and (iv) Principal Investments - United Online, through which we provide consumer internet access and related subscription services.

Our executive offices are located at 21255 Burbank Blvd, Suite 400, Woodland Hills, California 91367, and the telephone number at our principal executive office is (818) 884-3737. Our website addresses are http://www.greatamerican.com, http://www.brileyfin.com and http://www.unitedonline.net. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

Acquisition of magicJack VocalTec Ltd.

On November 9, 2017, we entered into an Agreement and Plan of Merger with B. R. Acquisition Ltd., an Israeli corporation and our wholly-owned subsidiary (“Merger Sub”), and magicJack VocalTec Ltd., an Israeli corporation (“magicJack”), pursuant to which Merger Sub will merge with and into magicJack, with magicJack continuing as the surviving corporation and as an indirect subsidiary of the Company (the “magicJack Merger”). Subject to the terms and conditions of the Agreement and Plan of Merger, each outstanding share of magicJack will be converted into the right to receive $8.71 in cash without interest, representing approximately $143.5 million in aggregate merger consideration. The closing of the transaction is subject to the receipt of certain regulatory approvals, the approval of the magicJack shareholder’s and the satisfaction of other closing conditions. It is anticipated that the acquisition of magicJack will close in the first half of 2018.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. See “Where You Can Find More Information.”

In addition, we have identified the following risk factors due to the acquisition of magicJack that may potentially impact our business:

Risks Related to the Acquisition of magicJack

Our results of operations after the acquisition of magicJack may be affected by factors different from those currently affecting the results of our operations.

Our business and the business of magicJack differ in certain respects and, accordingly, the results of operations of the combined company and the market price of the combined company’s common shares may be affected by factors different from those currently affecting our independent results of operations.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated by the Agreement and Plan of Merger with magicJack, including the magicJack Merger, may be completed, various approvals must be obtained from governmental authorities, including the expiration of the applicable waiting period under the HSR Act. These authorities may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying completion of the magicJack Merger or of imposing additional costs or limitations on the combined company following the magicJack Merger. The regulatory approvals may not be received at all, may not be received in a timely fashion, and may contain conditions on the completion of the magicJack Merger that are not anticipated or cannot be met. If the consummation of the magicJack Merger is delayed, including by a delay in receipt of necessary governmental approvals, the business, financial condition and results of operations of each company may also be materially adversely affected.

The magicJack Merger is subject to certain closing conditions that, if not satisfied or waived, will result in such magicJack Merger not being completed, which may cause the prices of our common shares to decline.

The magicJack Merger is subject to customary conditions to closing, including the receipt of required regulatory approvals and approval of each party’s shareholders of certain merger-related proposals. If any condition to the magicJack Merger is not satisfied or waived, to the extent permitted by law, such merger will not be completed. In addition, magicJack may terminate the Agreement and Plan of Merger under certain circumstances even if such agreement is approved by its shareholders. If we and magicJack do not complete the magicJack Merger, the trading price of our common shares may decline. In addition, we would not realize any of the expected benefits of having completed such merger. If the magicJack Merger is not completed, additional risks could materialize, which could materially and adversely affect our business, financial condition and results.

We and magicJack will be subject to business uncertainties and contractual restrictions while the magicJack Merger is pending.

Uncertainty about the effect of the magicJack Merger on employees, customers and vendors may have an adverse influence on the business, financial condition and results of operations of magicJack and us. These uncertainties may impair magicJack’s or our ability to attract, retain and motivate key personnel pending the consummation of the magicJack Merger, as such personnel may experience uncertainty about their future roles following the consummation of such merger. Additionally, these uncertainties could cause self-regulatory organizations, customers, clearing brokers, suppliers, vendors and others who deal with magicJack or us to seek to change existing business relationships with magicJack, us or the combined company or fail to extend an existing relationship with magicJack, us or the combined company.

In addition, the Agreement and Plan of Merger restricts magicJack and us, as applicable, from taking certain actions without the other’s party’s consent while such merger is pending. These restrictions could have a material adverse effect on magicJack’s or our business, financial condition and results of operations.

The combined company may fail to realize the anticipated benefits of the magicJack Merger.

The success of the magicJack Merger will depend on, among other things, the combined company’s ability to combine the businesses of us and magicJack. If the combined company is not able to successfully achieve this objective, the anticipated benefits of the magicJack Merger may not be realized fully, or at all, or may take longer to realize than expected.

We and magicJack have operated and, until the consummation of the magicJack Merger, will continue to operate independently. It is possible that the integration process or other factors could result in the loss or departure of key employees, the disruption of our or magicJack’s ongoing business, or inconsistencies in standards, controls, procedures and policies. It is also possible that clients, customers and counterparties of us or magicJack could choose to discontinue their relationships with the combined company because they prefer doing business with an independent company or for any other reason, which would adversely affect the future performance of the combined company. These transition matters could have an adverse effect on each of us and magicJack during the pre-merger period and for an undetermined amount of time after the consummation of the magicJack Merger.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth in the section titled “Risk Factors.”

We operate in a very competitive and rapidly-changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements included in this prospectus speak only as of the date hereof, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

DETERMINATION OF OFFERING PRICE

The terms of any particular offering by us, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

The selling stockholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of the securities for capital expenditures, working capital and other general corporate purposes. Pending any specific application, we may initially invest the net proceeds in short-term marketable securities.

We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of any offering.

We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders however, we will receive proceeds of at least $1,210,685 if all of the warrants for which the underlying shares are being registered herein are exercised. We expect to use these proceeds for capital expenditures, working capital and other general corporate purposes.

SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

●	shares of common stock;

●	shares of preferred stock;

●	warrants exercisable for debt securities, common stock or preferred stock;

●	debt securities; and

●	units of common stock, preferred stock, warrants or debt securities, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK

Our Amended and Restated Certificate of Incorporation, provides that we are authorized to issue 41,000,000 shares of capital stock. Our authorized capital stock is comprised of 40,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

The following description is a summary of the material terms of our capital stock and certain provisions of our Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws. This description does not purport to be complete. For information on how you can obtain our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, see “Where You Can Find Additional Information.”

Common Stock

We are authorized to issue up to 40,000,000 shares of our common stock, par value $0.0001 per share.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our Board of Directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock.

Preferred Stock

Our Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by Delaware General Corporation Law. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of any shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our Amended and Restated Certificate of Incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

Interested Stockholder Transactions

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

●	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

●	In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

Amended and Restated Certificate of Incorporation and Bylaws

Provisions in our Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws may have the effect of discouraging certain transactions that may result in a change in control of our company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Amended and Restated Certificate of Incorporation allows us to issue shares of preferred stock (see “Blank Check Preferred Stock”) or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Amended and Restated Certificate of Incorporation. Our Board of Directors is expressly authorized to make, alter or repeal our Amended and Restated Bylaws. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Blank Check Preferred Stock

Our Amended and Restated Certificate of Incorporation, authorizes our Board of Directors to approve the issuance of up to 1,000,000 shares of preferred stock, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board of Directors could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the price or prices at which the warrants will be issued;

●	the designation, number and terms of any common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

●	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

●	the dates or periods during which the warrants are exercisable;

●	the designation and terms of any securities with which the warrants are issued as a unit;

●	if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

●	any minimum or maximum amount of warrants that may be exercised at any one time;

●	any terms relating to the modification of the warrants;

●	a discussion of material federal income tax considerations, if applicable; and

●	any other terms of the warrants and any other securities sold together with the warrants, including, but not limited to, the terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find Additional Information.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock, preferred stock or other securities of ours or of a third party. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures between us and U.S. Bank National Association, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement (and any free writing prospectus).

We will issue the senior notes under the senior indenture which we will enter into with the trustee. We will issue the subordinated notes under the subordinated indenture which we will enter into with the trustee. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the forms of indenture filed as exhibits to the registration statement of which this prospectus is part, as it may be supplemented, amended or modified from time to time, as well as the indentures, notes and supplemental agreements relating to each series of debt securities that will be incorporated by reference as exhibits to the registration statement that includes this prospectus or as exhibits to a current report on Form 8-K if we offer debt securities. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The following are some of the terms relating to a series of debt securities that could be described in a prospectus supplement:

●	title;

●	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	maturity date;

●	principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

●	terms of the subordination of any series of subordinated debt;

●	place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	provisions for a sinking fund, purchase or other analogous fund, if any;

●	date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:

○	incur additional indebtedness;

○	issue additional securities;

○	create liens;

○	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

○	redeem capital stock;

○	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

○	make investments or other restricted payments;

○	sell or otherwise dispose of assets;

○	enter into sale-leaseback transactions;

○	engage in transactions with shareholders or affiliates;

○	issue or sell stock of our subsidiaries; or

○	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	procedures for any auction or remarketing, if any;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

●	if other than dollars, the currency in which the series of debt securities will be denominated; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for common stock, preferred stock or other securities of ours, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture. Any successor of ours or acquiror of such assets would have to assume all of our obligations under the indentures and the debt securities, as appropriate.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures to be filed as exhibits to an amendment to the registration statement with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal or premium, if any, when due and payable and the time for payment has not been extended or deferred;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, and our failure continues for 60 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding would be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to the trustee. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture, nor subject the trustee to a risk of personal liability in respect of which the trustee has not received indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action; and

●	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered indemnity satisfactory to the trustee to institute the proceeding as trustee; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Supplemental Indentures

We and the trustee may from time to time and at any time enter into an indenture or supplemental indenture without the consent of any holders for one or more of the following purposes:

●	to evidence the succession of another corporation, and the assumption by the successor corporation of our covenants, agreements and obligations under the indenture and debt securities;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default;

●	to modify, eliminate or add to any of the provisions of the indenture to such extent as necessary to effect the qualification of the indenture under the Trust Indenture Act, and to add to the indenture such other provisions as may be expressly permitted by the trust indenture act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act;

●	to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture which may be defective or inconsistent with other provisions;

●	to make provisions in regard to matters or questions arising under the indenture, so long such other provisions to do not adversely affect the interest of any other holder of debt securities in any material respect;

●	to secure any series of security;

●	to evidence and provide for the acceptance and appointment of a successor trustee and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee; and

●	to establish the form or terms of securities of any series as permitted under the indenture, including any subordination provisions.

In addition, we and the trustee, with the consent of the holders of not less than a majority in aggregate principal of the outstanding debt securities of each series that is affected, may from time to time and at any time enter into an indenture or supplemental indenture for the purpose of adding any provisions to or changing in any manner the rights of the holders of the securities of such series and any related coupons of the indenture, provided that no such supplemental indenture shall:

●	extend the fixed maturity of any securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest, without the extent of the holder so affected;

●	reduce the aforesaid percentage of securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of all holders of outstanding series of debt securities; or

●	modify any of the above provisions.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies; and

●	hold monies for payment in trust.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations, or a combination thereof, sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of sending of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of such transmission; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by an indenture at the request of any holder of debt securities unless it is offered security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the trustee in the contiguous United States as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	the terms of any unit agreement governing the units;

●	the provisions for the payment, settlement, transfer or exchange of the units;

●	material federal income tax considerations, if applicable; and

●	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find Additional Information.”

SELLING STOCKHOLDERS

We are registering 365,965 shares of common stock to permit the stockholders named in the prospectus, and their transferees, pledgees, donees or successors, to resell the shares in a manner contemplated under the “Plan of Distribution.” This prospectus covers the resale from time to time by the selling stockholders of (a) 74,676 shares of common stock, par value $0.0001 per share, issued pursuant to the Purchase Agreement, to the selling stockholders named in this prospectus and (b) (i) 222,107 shares of common stock, par value of $0.0001 per share, and (ii) up to an additional 69,182 shares of common stock, par value $0.0001 per share, which may be issued upon the exercise of outstanding warrants, issued pursuant to the Merger Agreement, to the selling stockholders named in this prospectus.

Pursuant to the registration rights agreements entered into in connection with, and at the closing of transaction contemplated by, the Purchase Agreement or the Merger Agreement, as applicable, the applicable selling stockholders have the right to register their shares for resale on the registration statement of which this prospectus forms a part under the Securities Act. We have also agreed to use commercially reasonable efforts to cause this registration statement to become effective and to keep such registration statement effective within and for the time periods set forth in the applicable registration rights agreements.

The selling stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered in this Offering” in the table below. The table below has been prepared based upon information furnished to us by the selling stockholders as of the dates represented in the footnotes accompanying the table. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

We have been advised, as noted in the footnotes in the table below, that none of the selling stockholders is a broker-dealer and that certain of the selling stockholders are affiliates of a broker-dealer and/or underwriter. Those selling stockholders have informed us that they did not have, at the time of their purchase or acquisition, as applicable, of our securities, any agreements or understandings, directly or indirectly, with any person to distribute such securities.

The following table and footnote disclosure following the table sets forth the name of each selling stockholder, the nature of any position, office or other material relationship, if any, that the selling stockholder has had within the past three years with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days after November 6, 2017 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us, that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Selling Stockholder	Broker-dealer / Broker-dealer Affiliate	Footnote, if any	Shares of Common Stock Beneficially Owned Before This Offering	Percentage of Outstanding Common Stock Beneficially Owned Before This Offering (1)	Shares of Common Stock Being Offered in This Offering	Shares of Common Stock Beneficially Owned upon Completion of This Offering	Percentage of Outstanding Common Stock Beneficially Owned upon Completion of This Offering (1)(2)
Acquirors pursuant to the Purchase Agreement (3)
John A. Fichthorn	§	(5)	74,676	*	74,676	—	—
Acquirors pursuant to the Merger Agreement (4)
Albert May Alexander, Jr.	§	(6)	3,669	*	3,669	—	—
Philip Auerbach	§		24	*	24	—	—
Charles Wallace Berry		(7)	121	*	121	—	—
Stephen Bonnema	§	(8)	2,616	*	2,616	—	—
Anthony J. Bove III (IRA), WFCS as Custodian	§		48	*	48	—	—
Robert J. Brous	§		147	*	147	—	—
Chad D. Champion (IRA), WFCS as Custodian	§		587	*	587	—	—
D. Keith Cole (IRA), WFCS as Custodian	§		78	*	78	—	—
Bruce Durkee	§		490	*	490	—	—
Juliet Songy Durkee			244	*	244	—	—
Brian Scott Freed (IRA), WFCS as Custodian			264	*	264	—	—
Lawrence J. Gaia (IRA), WFCS as Custodian	§		73	*	73	—	—
Larry J. Goldsmith (IRA), WFCS as Custodian	§		279	*	279	—	—
James Gould (IRA), WFCS as Custodian			1,383	*	1,383	—	—
Russell Paul Green	§		122	*	122	—	—
David Seth Gurievsky	§	(9)	366	*	366	—	—
Thomas Hadley	§		176	*	176	—	—
James Edward Harwood IV		(10)	763	*	763	—	—
James Walker Hays IV	§	(11)	2,744	*	2,744	—	—
Haywood H. Henderson (IRA), WFCS as Custodian			294	*	294	—	—
Stephen C. Iskalis (IRA), WFCS as Custodian	§		464	*	464	—	—
Joseph C. Koch (IRA), FCC as Custodian	§		244	*	244	—	—
Daniel P. O’Neil (IRA), FCC as Custodian	§		195	*	195	—	—
Robin Olin Oegerle (IRA), WFCS as Custodian			739	*	739	—	—
Todd A. Onda (IRA), WFCS as Custodian	§		98	*	98	—	—
Timothy J. Paisley (IRA), WFCS as Custodian	§		195	*	195	—	—

Selling Stockholder	Broker-dealer / Broker-dealer Affiliate	Footnote, if any	Shares of Common Stock Beneficially Owned Before This Offering	Percentage of Outstanding Common Stock Beneficially Owned Before This Offering (1)	Shares of Common Stock Being Offered in This Offering	Shares of Common Stock Beneficially Owned upon Completion of This Offering	Percentage of Outstanding Common Stock Beneficially Owned upon Completion of This Offering (1)(2)
James A. Parrish, Jr.		(12)	4,249	*	4,249	—	—
Scott Elliott Poore	§	(13)	222	*	222	—	—
Robert Reilly	§		312	*	312	—	—
Kathryn Lee Ridley	§		87	*	87	—	—
Anthony C. Ruda (IRA), FCC as Custodian	§		98	*	98	—	—
Arthur N. Seessel III		(14)	978	*	978	—	—
Edward Sinnott (IRA), WFCS as Custodian			181	*	181	—	—
Thomas Udelson (IRA), WFCS as Custodian	§		147	*	147	—	—
Becky T. Walker (IRA), WFCS as Custodian			284	*	284	—	—
Wenaas Kapital AS			8,785	*	8,785	—	—
Westco AS			7,168	*	7,168	—	—
Tracy Wiswall	§		244	*	244	—	—
Alvin Wunderlich, Jr. Grandchild Trust	§	(15)	1,629	*	1,629	—	—
Gary K. Wunderlich, Jr.	§	(16)	178,458	*	175,420	3,038	*
Gary K. Wunderlich III Trust	§	(17)	415	*	415	—	—
Kent Wunderlich			1,222	*	1,222	—	—
Madison Graves Wunderlich Trust	§	(18)	415	*	415	—	—
Wunderlich Children’s Trust	§	(19)	13,324	*	13,324	—	—
Philip R. Zanone, Jr.	§	(20)	58,952	*	58,952	—	—
Philip R. Zanone, Sr.			734	*	734	—	—

*	Less than 1%

§	The selling stockholder, or a trustee of the selling stockholder, is an employee of Wunderlich Securities, Inc. or a director of the Company, and/or may be deemed an affiliate of a broker-dealer. The selling stockholder did not have an agreement or understanding, directly or indirectly, with any person to distribute the securities at the time it purchased the securities.

(1)	Percentage ownership is based on a denominator equal to the sum of (i) 26,467,594 shares of our common stock outstanding as of November 6, 2017, and (ii) the number of shares of common stock issuable upon exercise or conversion of convertible securities beneficially owned by the applicable selling stockholder.

(2)	Assumes that all shares of common stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling stockholders acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.

(3)	All information regarding investors under the Purchase Agreement with Dialectic Capital Management, L.P., Dialectic Capital, LLC and John Fichthorn (collectively “Dialectic”), pursuant to which Dialectic assigned and transferred the rights to manage certain hedge funds to the Company, is provided as of November 6, 2017.

(4)	All information regarding investors under the Merger Agreement, entered into in connection with the acquisition of Wunderlich Investment Company, Inc., is provided as of November 6, 2017.

(5)	John Fichthorn is the Head of Alternative Investments for B. Riley Capital Management, LLC.

(6)	Consists of the following securities: 322 shares of common stock, and 3,347 shares of common stock held in the selling stockholder’s IRA.

(7)	Consists of the following securities: 73 shares of common stock held, and 48 shares of common stock held in the selling stockholder’s IRA.

(8)	Consists of the following securities: 1,537 shares of common stock, 685 shares of common stock held in the selling stockholder’s IRA, and 394 shares which may be issued upon the exercise of outstanding warrants.

(9)	Consists of the following securities: 166 shares of common stock, and 200 shares of common stock held in the selling stockholder’s IRA.

(10)	Consists of the following securities: 641 shares of common stock, 122 shares of common stock held in the selling stockholder’s IRA.

(11)	Consists of the following securities: 2,341 shares of common stock, and 403 shares of common stock held in the selling stockholder’s IRA.

(12)	Consists of the following securities: 3,669 shares of common stock, and 580 shares of common stock held in the selling stockholder’s IRA.

(13)	Consists of the following securities: 88 shares of common stock, and 134 shares of common stock held in the selling stockholder’s IRA.

(14)	Consists of the following securities: 1,650 shares of common stock, and 309 shares which may be issued upon the exercise of outstanding warrants.

(15)	Gary K. Wunderlich, Jr. benefits from the Alvin Wunderlich, Jr. Grandchildren’s Trust. As such, Mr. Wunderlich may be deemed to have beneficial ownership of the securities owned by this entity. Gary K. Wunderlich, Jr. has served as a director of the Company since July 3, 2017.

(16)	Consists of the following securities held in the name of Gary K. Wunderlich, Jr.: 127,142 shares of common stock, 697 shares of common stock held in selling stockholder’s IRA, and 48,278 shares which may be issued upon the exercise of outstanding warrants. In addition, this figure includes (i) 415 shares of common stock held by the Gary K. Wunderlich III Trust, of which Gary K. Wunderlich, Jr. is trustee; (ii) 1,629 shares of common stock held by the Alvin Wunderlich, Jr. Grandchild Trust, of which Gary K. Wunderlich, Jr. may be a beneficiary; (iii) 8,882 shares of common stock held by the Wunderlich Children’s Trust, of which Gary K. Wunderlich, Jr. may be a beneficiary; (iv) 415 shares of common stock held by the Madison Graves Wunderlich Trust, of which Gary K. Wunderlich is a trustee. In each of (i) through (iv), Gary K. Wunderlich, Jr. has voting and investment control and may be deemed to have beneficial ownership over such securities. Gary K. Wunderlich, Jr. has served as a director of the Company since July 3, 2017.

(17)	Gary K Wunderlich, Jr. is the trustee of the Gary K. Wunderlich III Trust. Gary K. Wunderlich, Jr. has served as a director of the Company since July 3, 2017.

(18)	Gary K. Wunderlich, Jr. is the trustee of the Madison Graves Wunderlich Trust. Gary K. Wunderlich, Jr. has served as a director of the Company since July 3, 2017.

(19)	Consists of the following securities: 8,882 shares of common stock and 4,442 shares which may be issued upon the exercise of outstanding warrants. Gary K. Wunderlich, Jr. benefits from the Wunderlich Children’s Trust. As such, Mr. Wunderlich may be deemed to have beneficial ownership of the securities owned by this entity. Gary K. Wunderlich, Jr. has served as a director of the Company since July 3, 2017.

(20)	Consists of the following securities: 43,193 shares of common stock, and 15,759 shares which may be issued upon the exercise of outstanding warrants.

The selling stockholders who received securities under the Purchase Agreement have ongoing registration rights pursuant to the terms of the registration rights agreement relating to the securities issued to them pursuant to the Purchase Agreement, and the selling stockholders who received securities under the Merger Agreement have ongoing registration rights pursuant to the terms of the registration rights agreement relating to the securities issued to them pursuant to the Merger Agreement.

PLAN OF DISTRIBUTION

Securities Offered by Us

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades, “at the market” offerings as defined in Rule 415 promulgated under the Securities Act or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and an underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

There is no established trading market for any security other than our common stock, which is listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “RILY”, our 7.50% Senior Notes due 2021, listed on NASDAQ under the symbol “RILYL”, and our 7.50% Senior Notes due 2027, listed on NASDAQ under the symbol “RILYZ”. The securities issued under this registration statement may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In no event will the commission or discount received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

Securities Offered by the Selling Stockholders

We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules.

In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the Securities and Exchange Commission, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered pursuant to the registration statement of which this prospectus forms a part to cover short sales of our common stock made prior to the date the registration statement is declared effective by the SEC.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with in all respects.

Any selling stockholder may sell some, all or none of the shares of common stock to be registered pursuant to the registration statement of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreements, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

LEGAL MATTERS

Morrison & Foerster LLP, San Diego, California, has passed upon the validity of the securities to be offered pursuant to this prospectus.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2016, 2015 and 2014, as well as the effectiveness of our internal controls over financial reporting as of December 31, 2016, as stated in its report incorporated by reference into this prospectus, and such audited consolidated financial statements have been incorporated by reference into this prospectus in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

The audited historical financial statements of United Online, Inc. included in Exhibit 99.1 of B. Riley Financial, Inc.’s Current Report on Form 8-K/A dated August 25, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of FBR & Co. as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of magicJack VocalTec Ltd. as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 am and 3:00 pm. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. All filings we make with the SEC are also available on the SEC’s web site at http://www.sec.gov. Our website addresses are http://www.greatamerican.com, http://www.brileyfin.com and http://www.unitedonline.net. We have not incorporated by reference into this prospectus the information on our websites, and you should not consider it to be a part of this document.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the securities we are offering pursuant to this prospectus, you should refer to the complete registration statement, its exhibits and the information incorporated by reference in the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference room and website referred to above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

For purposes of this prospectus, the SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we are disclosing important information to you by referring you to other information we have filed with the SEC. The information we incorporate by reference is considered part of this prospectus. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	Our quarterly report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the SEC on November 9, 2017;

●	Our quarterly report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on August 8, 2017;

●	Our quarterly report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 10, 2017;

●	Our annual report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 10, 2017;

●	Our current reports on Form 8-K and Form 8-K/A filed with the SEC on August 25, 2016, February 21, 2017, April 19, 2017, April 27, 2017, May 10, 2017 (except for information furnished under Items 2.01 and 9.01), May 12, 2017, May 18, 2017, May 23, 2017, May 24, 2017, May 31, 2017, June 1, 2017, June 28, 2017, July 5, 2017, October 6, 2017, October 18, 2017, November 9, 2017 and November 21, 2017; and

●	Description of our common stock continued in our Registration Statement on Form 8-A filed on July 7, 2015.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

These reports and documents can be accessed free of charge on our website http://www.brileyfin.com by clicking on “About Us —Investor Relations” and then clicking on “Financial Reports and SEC Filings.” We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Please send written requests to:

21255 Burbank Boulevard, Suite 400

Woodland Hills, California 91367

Attn.: Chief Financial Officer

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

The following table sets forth an estimate of the costs and expenses relating to the offering of the securities being registered, other than underwriting discounts and commissions, all of which shall be borne by the Registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC Registration Fee	$13,200
FINRA Fee	$16,500
Legal Fees and Expenses(1)	$60,000
Accounting Fees and Expenses(1)	$65,000
Transfer Agent and Registrar Fees and Expenses(1)	$0
Printing and Engraving Fees(1)	$1,500
Miscellaneous	$0
Total	$156,200

(1)	Does not include expenses of preparing prospectus supplements and other expenses related to offering particular securities.

Item 15. Indemnification Of Directors And Officers

Section 145 of the DGCL provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Amended and Restated Certificate of Incorporation and Bylaws, each as amended, provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any proceedings or claims initiated or brought voluntarily by the indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by our Board of Directors, (iii) indemnification is provided by us, in our sole discretion, pursuant to powers vested in us under the DGCL, or (iv) the proceeding is brought to establish or enforce a right to indemnification under the indemnification agreement or any other statute or law or otherwise as required under Section 145 of the DGCL. We are not required to indemnify the indemnitee for any amounts paid in settlement of a proceeding unless we consent to such settlement.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer existing as of the time of such repeal or modification.

We have purchased and intend to maintain insurance on our behalf and on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 16. Exhibits

See the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California, on November 22, 2017.

B. RILEY FINANCIAL, INC.

By:	/s/ Phillip J. Ahn
Name: Phillip J. Ahn
Title: Chief Financial Officer and
Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bryant R. Riley and Phillip J. Ahn as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Bryant R. Riley	Chief Executive Officer and Chairman of the Board	November 22, 2017
Bryant R. Riley	(Principal Executive Officer)

/s/ Phillip J. Ahn	Chief Financial Officer and Chief Operating Officer	November 22, 2017
Phillip J. Ahn	(Principal Financial Officer)

/s/ Howard E. Weitzman	Chief Accounting Officer	November 22, 2017
Howard E. Weitzman	(Principal Accounting Officer)

/s/ Robert D’Agostino	Director	November 22, 2017
Robert D’Agostino

/s/ Andrew Gumaer	Director	November 22, 2017
Andrew Gumaer

/s/ Thomas J. Kelleher	Director	November 22, 2017
Thomas J. Kelleher

/s/ Todd D. Sims	Director	November 22, 2017
Todd D. Sims

/s/ Richard L. Todaro	Director	November 22, 2017
Richard L. Todaro

/s/ Mikel H. Williams	Director	November 22, 2017
Mikel H. Williams

/s/ Robert L. Antin	Director	November 22, 2017
Robert L. Antin

/s/ Michael J. Sheldon	Director	November 22, 2017
Michael J. Sheldon

/s/ Gary K. Wunderlich, Jr.	Director	November 22, 2017
Gary K. Wunderlich, Jr.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.**
2.1	Agreement and Plan of Merger, dated November 9, 2017, by and among B. Riley Financial, Inc., B. R. Acquisition Ltd. and magicJack VocalTec Ltd. (incorporated by reference to the registrant’s Current Report on Form 8-K filed with the SEC on November 9, 2017).***
2.2	Merger Agreement, dated as of May 17, 2017, by and among B. Riley Financial, Inc., Foxhound Merger Sub, Inc., Wunderlich Investment Company, Inc. and the Stockholder Representative (incorporated by reference to the registrant’s Current Report on Form 8-K filed with the SEC on May 18, 2017).***
4.1	Amended and Restated Certificate of Incorporation, dated as of August 17, 2015 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the registrant with the Commission on August 18, 2015).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.6 to the Quarterly Report on Form 10-Q filed by the registrant with the Commission on November 6, 2014).
4.3	Form of Common Stock Certificate (Incorporated by reference to the registrant’s Annual Report on Form 10-K filed with the SEC on March 30, 2015).
4.4	Form of Warrant Agreement (including form of warrant).**
4.5	Form of Unit Agreement (including form of unit certificate).**
4.6	Form of Certificate of Designation with respect to shares of Preferred Stock.**
4.7	Indenture for Senior Debt Securities.*
4.8	Indenture for Subordinated Debt Securities.*
4.9	Form of Senior Note.**
4.10	Form of Subordinated Note.**
4.11	Base Indenture dated as of November 2, 2016 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the registrant with the Commission on November 2, 2016).
4.12	First Supplemental Indenture and Form of 7.50% Senior Note due 2021 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by the registrant with the Commission on November 2, 2016).
4.13	Second Supplemental Indenture and Form of 7.50% Senior Note due 2027 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the registrant with the Commission on May 31, 2017).
5.1	Opinion of Morrison & Foerster LLP regarding the legality of the securities being registered.*
12.1	Ratio of Earnings to Fixed Charges.*
23.1	Consent of Marcum LLP.*
23.2	Consent of PricewaterhouseCoopers LLP.*
23.3	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm of FBR & Co.*
23.4	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm of magicJack VocalTec Ltd.*
23.5	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).*
24	Powers of Attorney of directors and certain officers of the Registrant (included on signature page).*
25.1	Statement of eligibility on Form T-1 for U.S. Bank National Association.*

*	Filed herewith.

**	To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

***	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.